Exhibit 5.1

James F. Fulton, Jr. T: +1 212 479 6103 fultonjf@cooley.com	VIA EDGAR

February 4, 2015

XOMA Corporation

2910 Seventh Street

Berkeley, California 94710

Ladies and Gentlemen:

We have acted as counsel to XOMA Corporation, a Delaware corporation (the “Company”), in connection with a registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with two prospectuses, which form part of the Registration Statement: a base prospectus (the “Base Prospectus”); and a warrant exercise prospectus (the “Warrant Exercise Prospectus”) for the offering, issuance and sale of up to 12,109,418 shares of the Company’s common stock, par value $0.0075 per share (the “Warrant Exercise Shares”) pursuant to the exercise of currently outstanding warrants (the “Outstanding Warrants”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Warrant Exercise Prospectus, will provide for the registration by the Company of:

•	shares of common stock, par value $0.0075 per share, of the Company (the “Common Stock”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) (the “Base Prospectus Shares”);

•	the Warrant Exercise Shares;

•	shares of preferred stock, par value $0.05 per share, of the Company (the “Preferred Stock”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements);

•	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form referenced as Exhibit 4.4 to the Registration Statement (the “Indenture”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements); and

•	warrants issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms referenced as Exhibits 4.6, 4.7 and 4.8 to the Registration Statement (each, a “Warrant Agreement”).

1114 AVENUE OF THE AMERICAS, NEW YORK, NY 10036-7798 T: (212) 479-6000 F: (212) 479-6275 WWW.COOLEY.COM

XOMA Corporation

February 4, 2015

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The Base Prospectus Shares, the Preferred Stock, the Debt Securities and the Warrants are collectively referred to herein as the “Securities.” The Securities and the Warrant Exercise Shares are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered will be $300,000,000, and the aggregate public offering price of the Warrant Exercise Shares being registered will be $21,312,576.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. With respect to our opinion as to the Base Prospectus Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and available for issuance and that the consideration for the issuance and sale of the Base Prospectus Shares (or Preferred Stock or Debt Securities convertible into Common Stock or Warrants exercisable for Common Stock) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Warrant Exercise Shares to be issued upon exercise of the Outstanding Warrants, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Warrant Exercise Shares, of the Company and/or adjustments to outstanding securities, including the Outstanding Warrants, of the Company may cause the Outstanding Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued. Further, we have assumed the exercise price of the Outstanding Warrants will not be adjusted to an amount below the par value per share of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into Preferred Stock or Warrants exercisable for Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Debt Securities or Warrants offered under the Registration Statement, and the related Indenture or Warrant Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that (i) with respect to Securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible

1114 AVENUE OF THE AMERICAS, NEW YORK, NY 10036-7798 T: (212) 479-6000 F: (212) 479-6275 WWW.COOLEY.COM

XOMA Corporation

February 4, 2015

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Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and, as to the Debt Securities and the Warrants constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to any provision of the Debt Securities that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Debt Securities or (b) contains a waiver of an inconvenient forum. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Base Prospectus Shares offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Base Prospectus Shares have been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Base Prospectus Shares do not violate any applicable law, are in conformity with the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Base Prospectus Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Base Prospectus Shares when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement or upon conversion of any convertible Preferred Stock, or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

1114 AVENUE OF THE AMERICAS, NEW YORK, NY 10036-7798 T: (212) 479-6000 F: (212) 479-6275 WWW.COOLEY.COM

XOMA Corporation

February 4, 2015

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2. With respect to the Warrant Exercise Shares when issued and paid for in accordance with the Outstanding Warrants and as contemplated in the Registration Statement and the Warrant Exercise Prospectus, the Warrant Exercise Shares will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to the Preferred Stock offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

4. With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iv) the issuance, sale and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under the Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

1114 AVENUE OF THE AMERICAS, NEW YORK, NY 10036-7798 T: (212) 479-6000 F: (212) 479-6275 WWW.COOLEY.COM

XOMA Corporation

February 4, 2015

Page Five

5. With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance, sale and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectuses included in the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

Cooley LLP

By:	/s/ James F. Fulton, Jr.
James F. Fulton, Jr.

1114 AVENUE OF THE AMERICAS, NEW YORK, NY 10036-7798 T: (212) 479-6000 F: (212) 479-6275 WWW.COOLEY.COM